Exhibit 10.1
Consulting Agreement
This Consulting Agreement is made as of the date of execution by the last party to sign between Eidetica Biopharma GmBH, a Swiss company whose registered address is Landis & Gyr Strasse 3, CH-6300 Zug (Eidetica), and Hans Peter Hasler, whose address is Küssnacht, SZ, Switzerland (the Consultant).
AGREED TERMS
1. Appointment of Consultant.
Eidetica hereby retains the Consultant to provide services to Eidetica as described in Appendix A (the “Services”). The Consultant agrees to provide the Services to Eidetica to the best of the Consultant’s abilities.
2. Payments.
In consideration for the Services and of the rights granted to Eidetica by the Consultant hereunder, Eidetica shall make payments to the Consultant in the amounts and at the times set forth in Appendix A.
3. No Conflicting Obligations — Disclosure — Non-solicitation.
3.1 The Consultant confirms that he has the authority to execute this agreement in his own name and that he is not subject to any obligation or commitment that is inconsistent with this Agreement. The Consultant represents to Eidetica that his signature and his performance of this Agreement do not and will not conflict with any other employment or any other agreement to which the Consultant is a party.
3.2 The Consultant warrants that, for the term of this Agreement and any extension thereof agreed by both parties, he shall remain free from any commitments that would impede the completion of his obligations hereunder. Furthermore, the Consultant shall notify Eidetica of any consulting agreements he has or enters into with third parties that relate in any way to the Services.
3.3 For the duration of the Agreement and for six months thereafter the Consultant undertakes not to employ or solicit for employment any employee or consultant of Eidetica for a business operated or represented by the Consultant, without the prior written approval of the Board of Eidetica.
4. Time Commitment. The Consultant agrees to dedicate appropriate and sufficient resources to diligently prepare and perform the Services set forth in Appendix A. In connection therewith, the Consultant shall make himself available to Eidetica from time to time at such locations as may be designated by Eidetica and perform the Services in accordance with the instructions of Eidetica and to the best of the Consultant’s abilities and in accordance with all applicable laws, regulations and professional standards. The parties agree that, prior to the commencement of employment of a new Chief Executive Officer, the Consultant would be available to provide the Services to Eidetica on a 40% full-time equivalent basis (an annual vacation entitlement of 12 working days is assumed in the annual fee), working on as many days or partial days as Eidetica reasonably deems necessary to secure adequate provision of the Services in accordance with the provisions of Appendix A. The Consultant must give adequate notice to his Eidetica board contact of his intention of to take vacation. Following appointment of a new chief executive officer, to succeed Dan Koerwer, the time commitment of the Consultant shall be reviewed and agreed by the Parties.
5. Intellectual Property and Other Property. The Consultant agrees to make available to Eidetica and Eidetica shall own and be free to use all intellectual property created, invented or conceived of by the Consultant in the performance of the Services (collectively, the “Intellectual Property”). Consultant shall execute and deliver to Eidetica any assignments or other documents relating to the Intellectual Property as Eidetica may request. Nothing herein shall be deemed to grant the Consultant any rights or licenses under any patent applications or patents or any know-how, technology or inventions of Eidetica.
6. Confidentiality. During the course of the performance of the Services, the Consultant will have access to and may receive or create ideas, know-how, trade secrets, information, data, processes, substances and the like of Eidetica (the Information).
The Consultant shall keep confidential the Information and shall limit access to the Information to those persons who require it for the performance of the Services. The Consultant shall not reveal or disclose the Information or any part thereof to any person, firm, corporation, or other entity nor use (except as contemplated hereunder) the Information or any part thereof without first obtaining the written consent of Eidetica.
The non-use and non-disclosure provisions shall apply during the term of this Agreement and, notwithstanding anything in this Agreement to the contrary, shall continue in effect for a period of ten (10) years following expiration or termination of this Agreement.
The Consultant shall be responsible and shall take all practicable steps to ensure that any person, firm, corporation, or other entity to which it would disclose Information after Eidetica’s written approval as well as all the Consultant’s directors, officers, employees or agents agree to abide by the same obligations of confidentiality and non-use set forth in this Agreement.
At Eidetica’s request, the Consultant shall return to Eidetica all parts of the Information provided by or on behalf of Eidetica in documentary form and shall return or destroy all copies thereof made by the Consultant.
The obligations of confidential treatment under this Section shall not apply to any information, which the Consultant can demonstrate by documented evidence:
(a) Was known to the Consultant prior to receipt thereof from Eidetica;
(b) Was or becomes a matter of public information or publicly available through no act or failure to act on the part of the Consultant; or
(c) Was lawfully acquired by the Consultant from a third party entitled to freely disclose such information to the Consultant.
The Consultant acknowledges that disclosure of the Information or use of the Information contrary to the provisions of this Agreement shall cause irreparable harm for which damages at law will not be an adequate remedy, and the Consultant agrees that the provisions of this Agreement prohibiting disclosure of the Information or use contrary to the provisions hereof may be specifically enforced by a court of competent jurisdiction. Notwithstanding, but not in limitation of the foregoing, the Consultant shall be responsible to Eidetica for any damages arising from the breach by the Consultant of its covenants and obligations in this Section, in addition to any and all other remedies available to Eidetica at law or in equity.
Except as required by law, neither party shall use the name of the other party in connection with any publicity without the prior written approval of the other party.
7. Term and Termination. The Consultant’s appointment shall begin on the commencement date set forth in Appendix A (the “Commencement Date”) and shall remain in force (a) for an initial term that ends on 31 December 2009 (the “Initial Term”) and (b), thereafter, indefinitely, subject to earlier termination as provided in this clause 7. Either party may terminate this Agreement, with termination effective upon expiry of the Initial Term or, at any time thereafter, by giving six (6) months’ notice, in writing and sent by registered mail, to the other party. Either party may terminate the agreement forthwith in the event of material breach by the other party. Notwithstanding the foregoing, the parties acknowledge the mandatory right of each party according to article 404 of the Swiss Code of Obligations to terminate this Agreement with immediate effect and any time.
The termination of this Agreement shall not relieve either party of its obligation to the other in respect of:
•	Intellectual Property and other property (clause 5)

•	Confidentiality (clause 6)
8. Assignment. This Agreement is to engage the personal services of the Consultant only. The Consultant shall not assign any of his rights or delegate any of his obligations under this Agreement without the prior written consent of Eidetica, except that, if at any time during the continuance of this Agreement, the Consultant establishes a company of which he is the sole equity holder for the purpose of providing the Services, the Consultant may assign his rights and obligations hereunder to such company by giving prior written notice of such assignment to Eidetica.
9. Law of the Contract. This Agreement shall be governed by and construed in accordance with the laws of the Canton of Zug, Switzerland. In case of controversies that cannot be settled amicably, the matter shall be brought before the courts of the canton of Zug.
10. Independent Contractor. The Consultant shall act as an independent contractor and nothing in this Agreement should be construed as creating any other relationship. The Consultant shall not be entitled to any benefits provided by Eidetica to its employees. The Consultant shall be solely responsible for payment of all service-related and compensation-related charges and taxes associated with the Consultant’s performance of the Services.
11. Severance. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired and shall remain in full force and effect, provided the surviving agreement reflects the parties’ original intent.
12. Notices. Any notice required or permitted to be given by either party shall be in writing and shall be deemed given on the date received if delivered personally or by facsimile or five days after the date postmarked if sent by. mail, return receipt requested, to Eidetica’s address above or to the Consultant’s address set forth on Appendix A.
13. Entire Agreement. This Agreement including Appendix A sets forth the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified or amended except by a written agreement executed by the parties.
In witness whereof, the parties hereto have executed this Agreement.

Eidetica Biopharma GmBH.		Consultant

Signature:	/s/ Daniel E. Koerwer	Signature:	/s/ H. P. Hasler
Name:	Daniel E. Koerwer	Name:	H. P. Hasler
Title:	President	Title:

Date:	28 April 09	Date:	April 30, 2009

Signature:	/s/ Thomas Kuriyan
Name:	Thomas Kuriyan
Title:	CFO

Date:	29.4.09